UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6151 Lake Osprey Drive, Third Floor, Sarasota, Florida  34240
(Address of principal executive offices) (zip code)

941-751-6800
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

Evolucia Inc. (the “Company”) entered into Securities Purchase Agreements and Security Agreements with several accredited investors (the “2013 Investors”) providing for the sale by the Company to the 2013 Investors of Secured 14% Callable Promissory Notes in the aggregate amount of $2,000,000 on April 22, 2013 and $149,950 on May 24, 2013 (collectively, the "2013 Notes").  In addition to the 2013 Notes, the 2013 Investors also received common stock purchase warrants (the “2013 Warrants”) to acquire an aggregate of 103,005,910 shares of common stock of the Company. The 2013 Warrants are exercisable for five years at an exercise price of $0.025.  The Company received the proceeds in connection with this financing on April 22, 2013 with respect to $2,000,000 of the offering and on May 24, 2013 with respect to $149,950 of the offering.

The 2013 Notes mature three years from the effective date (the "Maturity Date") and interest associated with the 2013 Notes is 14% per annum, which is payable on the Maturity Date.  The 2013 Notes can be prepaid in whole or in part at any time without the consent of the holder.  Interest must be paid on a monthly basis commencing on the 13th month following the issuance of the 2013 Notes. The 2013 Notes are secured by the assets of the Company.  The 2013 Notes are debt obligations arising other than in the ordinary course of business which constitute direct financial obligations of the Company.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.025 per share on a cash basis only, subject to the Company increasing its authorized shares of common stock or implementing a reverse stock split of the outstanding shares of the Company's common stock to provide for the issuance of all shares of common stock upon exercise of all 2013 Warrants issued.  In the event the Company closes a Capital Transaction (as defined below), the Warrant holder may, by notice to the Company (a "Put Notice"), elect to sell to the Company, at the Repurchase Price (as defined below) all or such number of the Warrants held by the holder then outstanding as is specified in the Put Notice. Capital Transaction means any of the following: (i) any sale or other disposition of all or substantially all of the assets of the Company or any of its subsidiaries in any single transaction or series of related transactions; (ii) any transfer or other disposition in any single transaction or series of related transactions of the Company’s common stock representing in excess of 80% of the issued and outstanding shares of common stock or all of its subsidiary’s common stock; (iii) the closing of the Company’s underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of common stock in which not less than $30,000,000 of gross proceeds are received by the Company for the account of the Company; (iv) the liquidation or dissolution of the Company or any of its material subsidiaries; or (v) a merger or consolidation of the Company or any of its material subsidiaries in which the Company or such material subsidiary, as applicable, is not the surviving entity. The Repurchase Price per share means the difference of (i) the quotient of the purchase price paid in connection with the Capital Transaction divided by the number of shares outstanding as of the date of the Capital Transaction plus the number of shares of common stock issuable upon exercise of all Warrants subject to a Put Notice plus all other shares of common stock issuable upon conversion or exercise of other derivative securities as of the date of the Capital Transaction less the (ii) the Purchase Price.

In addition, historical investors holding secured notes in the principal amount of $300,000 have elected to convert the principal and interest owed in connection with their secured notes into the 2013 Notes and related 2013 Warrants resulting in the issuance of additional 2013 Notes in the principal amount of $380,237 and 2013 Warrants to purchase 18,217,482 shares of common stock.

The securities were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Subscription Agreement by and between Evolucia Inc. and Accredited Investors (1)

4.2	Form of 14% Callable Promissory Note (1)

4.3	Form of Warrant (1)

4.4	Form of Security Agreement (1)

(1)  Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: May 29, 2013	By:	/s/ Charles B. Rockwood
Name: Charles B. Rockwood
Title: Executive Vice President and Chief Financial Officer